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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


Ringer Corporation and Subsidiary

We consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File Nos. 33-37806 and 33-72666) of our report dated December 5, 1997 (December 9, 1997 as to Note 12) appearing in Form 10-KSB of Ringer Corporation and subsidiary for the year ended September 30, 1997.



Deloitte & Touche LLP
December 22, 1997
Minneapolis, Minnesota